As filed with the Securities and Exchange Commission on November 20, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

JUST ENERGY GROUP INC.
(Exact name of Registrant as specified in its charter)

Canada	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

6345 Dixie Road, Suite 200
Mississauga, Ontario, Canada
L5T 2E6
(905) 795-4206
(Address  of Registrant's principal executive offices)

Just Energy Group Inc. 2010 Restricted Share Grant Plan
(Full title of plan)

Just Energy (U.S.) Corp.
5251 Westheimer Road, Suite 1000
Houston, Texas 77056
(905) 670-4440
 (Name, Address and Telephone Number of Agent for Service)

Copy to:

Jonah Davids
Just Energy Group Inc.
6345 Dixie Road, Suite 200
Mississauga, Ontario, Canada
L5T 2E6
(416) 367-2574

Christopher W. Morgan
Skadden, Arps, Slate, Meagher & Flom LLP
222 Bay Street
Suite 1750, P.O. Box 258
Toronto, Ontario M5K 1J5
(416) 777-4700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of ”large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [X]

Non-Accelerated Filer [ ]	Smaller Reporting Company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares	5,000,000	$6.47	32,350,000	$3,258

Notes
(1)
The Common Shares being registered relate to common shares (“Common Shares”)  issuable in exchange for restricted share grants issued pursuant to the Just Energy Group Inc. 2010 Restricted Share Grant Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the U.S. Securities Act of 1933 (the "Securities Act") on the basis of the average of the high and low prices for the Common Shares on the New York Stock Exchange on November 16, 2015.

INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is registering an additional 5,000,000 Common Shares to be issued pursuant to the Just Energy Group Inc. 2010 Restricted Share Grant Plan (the “Plan”).  The Registrant previously registered 700,000 Common Shares for issuance under the Plan pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on September 18, 2013 (File No. 333-183954).  Pursuant to General Instruction E to Form S-8, the contents of such Registration Statement on Form S-8 are hereby incorporated by reference herein.

Item 8. Exhibits

Exhibit No.	Description

4.1	Specimen Common Share certificate.(1)

4.2	Certificate and Articles of Arrangement of the Registrant.(1)

5.1	Opinion of Burnett, Duckworth & Palmer LLP.

23.1	Consent of Burnett, Duckworth & Palmer LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on page 5 of this Registration Statement).

(1)     Incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mississauga, Province of Ontario, Canada, on November 20, 2015.

JUST ENERGY GROUP INC.

By:	/s/ Patrick McCullough
Name: Patrick McCullough
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Rebecca MacDonald and Patrick McCullough as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendment thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 20, 2015.

Signature	Title

/s/ Rebecca MacDonald
Rebecca MacDonald	Executive Chair

/s/ James Lewis
James Lewis	Co-Chief Executive Officer

/s/ Deborah Merril
Deborah Merril	Co-Chief Executive Officer

/s/ Patrick McCullough
Patrick McCullough	Chief Financial Officer

/s/ David F. Wagstaff
David F. Wagstaff	Director

/s/ Ryan Barrington-Foote
Ryan Barrington-Foote	Director

/s/ John A. Brussa
John A. Brussa	Director

/s/ H. Clark Hollands
H. Clark Hollands	Director

/s/ William F. Weld
William F. Weld	Director

/s/ George Sladoje
George Sladoje	Director

/s/ Brett A. Perlman
Brett A. Perlman	Director

/s/ R. Scott Gahn
R. Scott Gahn	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Just Energy Group Inc. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada on November 20, 2015.

JUST ENERGY (U.S.) CORP.
(Authorized Representative)

By:	/s/ Patrick McCullough
Name:	Patrick McCullough
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Share certificate.(1)

4.2	Certificate and Articles of Arrangement of the Registrant.(1)

5.1	Opinion of Burnett, Duckworth & Palmer LLP.

23.1	Consent of Burnett, Duckworth & Palmer LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on page 5 of this Registration Statement).

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 18, 2012.